UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                              FORM 8-K


                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 5, 1999



                            STEWART ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

             LOUISIANA                0-19508                72-0693290
   (State or other jurisdiction     (Commission           (I.R.S. Employer
         of incorporation)          File Number)          Identification No.)



                         110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA  70005
               (Address of principal executive offices) (Zip Code)



                                 (504) 837-5880
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





ITEM 5.  OTHER EVENTS

     On January 5, 1999 the Company issued the following press release.

CONTACT:

     Kenneth C. Budde
     Stewart Enterprises, Inc.
     110 Veterans Boulevard
     Metairie, LA  70005
     504/837-5880
                                              FOR IMMEDIATE RELEASE


            STEWART ENTERPRISES PLANS COMMON STOCK OFFERING


Metairie,  Louisiana,  January 5, 1999 ... Stewart Enterprises, Inc. (Nasdaq
NMS: STEI) today announced that it plans to offer for sale 12,500,000 shares of its Class A Common Stock, including 650,000 shares that will be offered for the account of the Stewart Revocable Trust, a trust established by Frank
B. Stewart, Jr. and his wife. Mr. Stewart is the Chairman of the Company's Board of Directors. The Company intends to use the net proceeds received by it to fund acquisitions and for general corporate purposes. Pending use for such purposes, the net proceeds will be used to repay debt or to invest in short-term, interest bearing securities. The Company will not receive any of the proceeds from the sale by the selling shareholder.

The  offering will be managed by Bear, Stearns & Co. Inc., Merrill  Lynch  &
Co. and  Johnson  Rice  &  Company  L.L.C.   The  offering is expected to be
completed near the end of January 1999.

Founded in 1910, Stewart Enterprises, Inc. is the third largest provider of products and services in the death care industry in North America, currently owning and operating 575 funeral homes and 143 cemeteries in North America, South America, Europe and the Pacific Rim.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and has been declared effective. This press release shall not constitute an offer to sell or the solicitation of the offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                              SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    STEWART ENTERPRISES, INC.




January 7, 1999                     /s/ Kenneth C. Budde
                                    ----------------------------
                                    Kenneth C. Budde
                                    Executive Vice President
                                    Chief Financial Officer